As filed with the Securities and Exchange Commission on January 16, 2019

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

KUSHCO HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Nevada	46-5268202

(State or other jurisdiction of	(I.R.S. Employer
incorporation or organization)	Identification Number)

11958 Monarch Street, Garden Grove, CA 92841

(714) 243-4311

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nicholas Kovacevich
Chairman and Chief Executive Officer
KushCo Holdings, Inc.
11958 Monarch Street, Garden Grove, CA 92841

(714) 243-4311

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Josef B. Volman, Esq.

Robert A. Petitt, Esq.
Burns & Levinson LLP
125 Summer Street
Boston, MA 02110
(617) 345-3000

Approximate date of commencement of proposed sale to the public: From time to time after the effective date hereof.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☒ 333-221910

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (check one)

Large Accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock	—	—	—
Warrants	—	—	—
Total	$8,840,000	$8,840,000	$1,072

(1)	The Registrant previously registered common stock, preferred stock, warrants, debt securities, units and other securities with an aggregate offering price not to exceed $100,000,000 on a Registration Statement on Form S-3 (File No. 333-221910), as amended, which was declared effective on February 28, 2018 (the “Prior Registration Statement”). In accordance with Rule 462(b) promulgated under the Securities Act of 1933, as amended, an additional indeterminate number of shares of the Registrant’s common stock and warrants having a proposed maximum aggregate offering price not to exceed $8,840,000 is hereby being registered hereunder, representing no more than 20% of the maximum aggregate offering price of unsold securities under the Prior Registration Statement. The proposed maximum offering price will be determined, from time to time, by the Registrant in connection with the issuance by the Registrant of the securities registered hereunder. In addition, pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement shall also cover any additional shares of the Registrant’s common stock that become issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without receipt of consideration.

(2)	Calculated pursuant to Rule 457(o) under the Securities Act. Represents the registration fee only for the additional amount of securities of the Registrant being registered hereby.

     This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) of the Securities Act of 1933, as amended.

EXPLANATORY NOTE AND

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

This Registration Statement on Form S-3 is being filed with respect to the registration of additional shares of common stock, par value $0.001 per share, and warrants of KushCo Holdings, Inc. pursuant to Rule 462(b) and General Instruction IV.A of Form S-3, both promulgated under the Securities Act of 1933, as amended.

The Registrant hereby incorporates by reference into this Registration Statement on Form S-3 in its entirety the Registration Statement on Form S-3 (Registration No. 333-221910), which was declared effective by the Securities and Exchange Commission on February 28, 2018, including each of the documents filed by the Registrant and incorporated or deemed to be incorporated by reference therein and all exhibits thereto.

The required opinions and consents are listed on an Exhibit Index attached hereto and filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Garden Grove, State of California, on January 16, 2019.

KUSHCO HOLDINGS, INC.

By:	/s/ Nicholas Kovacevich
Name: Nicholas Kovacevich
Title: Chairman and Chief Executive Officer

By:	/s/ Christopher Tedford
Name: Christopher Tedford
Title: Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities held on the dates indicated.

Signature	Title	Date
/s/ Nicholas Kovacevich Nicholas Kovacevich	Chairman and Chief Executive Officer (principal executive officer)	January 16, 2019
/s/ Christopher Tedford Christopher Tedford	Chief Financial Officer (principal financial and accounting officer)	January 16, 2019
* Eric Baum	Director	January 16, 2019
* Barbara Goodstein	Director	January 16, 2019
* Donald Hunter	Director	January 16, 2019
* Dallas Imbimbo	Director	January 16, 2019

* By:

/s/ Nicholas Kovacevich

Nicholas Kovacevich
Attorney-in-Fact

EXHIBIT INDEX

Exhibit Number	Description

5.1	Opinion of Holley Driggs Walch Fine Puzey Stein & Thompson LLP

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Holley Driggs Walch Fine Puzey Stein & Thompson LLP (included in the opinion filed as Exhibit 5.1).

24.1*	Power of Attorney

*	Included on the signature page to the Registrant’s registration statement on Form S-3 (File No. 333-221910), as amended, filed with the Securities and Exchange Commission on December 5, 2017 and incorporated by reference herein.